{00073589.DOC.1}

Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

150 E. 42nd STREET
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300     FACSIMILE: (212) 370-7889
www.egsllp.com

April 4, 2008

Chocolate Candy Creations Inc.

130 Shore Road

Suite 238
Port Washington NY 11050

     Re:      Reg istration Statement on Form S-1

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-1, (the “Registration Statement”) to which this opinion is an exhibit, to be filed by Chocolate Candy Creations Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the public offering by the selling stockholders of the Company of a total of 62,000 shares of common stock, $0.0001 par value per share (“Common Stock”) held by the stockholders.

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1)     the Certificate of Incorporation and By-laws of the Company,

each as amended as of the date hereof; and

(2)      records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based upon and subject to the foregoing, it is our opinion that: (i) the Company has taken all necessary corporate action required to authorize the issuance of the Common Stock; and (ii) that the Common Stock are legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related prospectus.

Very truly yours,

S/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP